AXA Equitable Life Insurance Company   MONY Life Insurance Company of America

SECTION C – CHILDREN'S TERM INSURANCE RIDER QUESTIONNAIRE FORMING PART OF THE APPLICATION FOR LIFE INSURANCE

Name of Proposed Insured ______________________ Date of Birth ________ (mm/dd/yyyy) Policy # (If known) ____________

Amount $ ______________________

NAME OF CHILDREN TO BE INSURED

1. List all children proposed for insurance
   Only the natural children, legally adopted children, or stepchildren of the person listed in question 1 of section A of the Application who have not reached their 18th birthday are eligible for coverage.

Name and Gender of Child	Date of Birth (mm/dd/yyyy)	Height/Weight	Relationship to Proposed Insured	Name, Address and Phone No. of Primary Care Physician
First: Middle: Last: Gender: ☐ Male ☐ Female				
First: Middle: Last: Gender: ☐ Male ☐ Female				
First: Middle: Last: Gender: ☐ Male ☐ Female				
First: Middle: Last: Gender: ☐ Male ☐ Female				

MEDICAL HISTORY

List details of all "Yes" answers to Questions 2, 3 and 4 in chart on page 2

2. Has any child proposed for insurance ever had a driver's license suspended or revoked or, within the last 5 years, been convicted of, or cited for any moving violations for driving under the influence of alcohol or drugs? ☐ Yes ☐ No

3. Has any child proposed for insurance:

   a. Ever been diagnosed, treated, tested positive for, or been given medical advice by a member of the medical profession for asthma, diabetes, cancer or tumor, or any disorder of the heart or blood vessels, including heart murmur? ☐ Yes ☐ No

   b. In the last 5 years, consulted a physician, or been examined or treated at a hospital or other medical facility? (Include medical checkups in the last 2 years. Do not include colds or minor injuries.) ☐ Yes ☐ No

   c. In the last 10 years:

      i. Used, except as legally prescribed by a physician, marijuana, opiates, cocaine, crack, heroin, morphine, methadone, ecstasy, barbituates, sedatives, benzodiazepines, tranquilizers, amphetamines, methamphetamines, illegal stimulants, hallucinogens, LSD or PCP? ☐ Yes ☐ No
      (If "Yes," complete Substance Usage Questionnaire)

      ii. Received counseling or treatment regarding the use of alcohol or drugs including attendance at meetings or membership in any self-help group or program such as Alcoholics Anonymous or Narcotics Anonymous? ☐ Yes ☐ No
      (If "Yes," complete Substance Usage Questionnaire)

   d. In the last 10 years, been diagnosed with, or treated for, Acquired Immune Deficiency Syndrome (AIDS) by a member of the medical profession? ☐ Yes ☐ No

4. Is any child proposed for insurance receiving special training because of physical or mental disability, or unable to participate actively at work, or in school, or to perform normal activities? ☐ Yes ☐ No

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DETAILS

5. List details of all ‘‘Yes’’ answers to Questions 2, 3 and 4. (Use remarks section if additional room is needed)

Name of Child

Date of Diagnosis

(mm/dd/yyyy)

Duration of Illness

Diagnosis/Treatment/Medication/

Restrictions in Activity

Name, Address and Phone

Number of Health Professional

or facility consulted or seen

(Include City & State)

COVERAGE AND PREMIUM

CHARGE NOTICE

The Owner of this Rider is the Owner of the life insurance policy unless otherwise specified in the Remarks section of the Application.

I (We) understand that the coverage provided under the Children’s Term Insurance Rider terminates for each eligible child the earliest of:

the termination of the policy; when he/she reaches age 25; and the day before the policy anniversary nearest the Proposed Insured’s

65th birthday. This coverage applies to all children I (we) currently have, and may have (or adopt) in the future. Because AXA Equitable

(or the Insurance Company checked on page 1 above section A of the application) does not have any means of knowing how many children I (we) may have (or adopt) in the future, I (we) understand that AXA Equitable (or the Insurance Company checked on page 1 above section A of the Application and/or any other affiliated companies will continue to charge for this rider until the policy anniversary nearest the Proposed Insured’s 65th birthday. I (We) also understand that if I (we) have no children under age 25 and want to terminate this rider, I (we) must notify AXA Equitable (or the Insurance Company checked on page 1 above section A of the Application) and/or any other affiliated companies in writing.

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